Press release

RBC Bearings Incorporated Receives Payments Under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA)

Oxford, CT – April 26, 2012 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today announced that it has received approximately $3.6 million in distribution payments under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA) relating to claims filed by the Company during the past six years.

The CDSOA provides for distribution of monies collected by U.S. Customs and Border Protection (“Customs”) for imports covered by antidumping duty orders entering the United States through September 30, 2007 to eligible domestic producers, including the Company, that supported a successful antidumping petition (“Supporting Producers”) including ball bearings imported from the United Kingdom, France, Germany, Italy, Singapore and Japan. Antidumping duties for merchandise entering the U.S. after September 30, 2007 are retained by the U.S. Treasury and not distributed.

As a result of recent rulings by the Federal Circuit and the United States Court of International Trade of actions filed by certain manufacturers who did not support the antidumping petition and challenged the CDSOA’s “support requirement”, a portion of the distributions held back pending resolution (the “Holdback”) has been released to the Supporting Producers. As a result, the Company subsequently received CDSOA distribution payments of approximately $3.6 million on or about April 25, 2012, based on the Company’s allocation of the CDSOA funds distributed in each of the past six years. If the Federal Circuit were to reverse the decisions of the Court of International Trade and to determine that the Non-Supporting Producers were entitled to CDSOA distributions, it is possible that Customs may seek to have the Company return all or a portion of its share of the Holdback. Based on what is known today, the Company believes that this possibility is remote.

The entire $3.6 million in distribution payments will be recorded in the first quarter of fiscal 2013.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 2,086 people and operates 23 manufacturing facilities in four countries.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to our ability to integrate acquired companies or assets, general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings

Daniel A. Bergeron

203-267-5028

dbergeron@rbcbearings.com

FTI Consulting

Michael Cummings

617-747-1796

investors@rbcbearings.com